Exhibit 99.1

HARVEST CAPITAL STRATEGIES ANNOUNCES FORMATION OF HARVEST CAPITAL CREDIT

Specialty Finance Company to Focus on Small Business Credit Niche

SAN FRANCISCO, Aug. 25, 2011 – Harvest Capital Strategies, the alternative asset management arm of JMP Group Inc. (NYSE: JMP), announced today the formation of Harvest Capital Credit LLC, a specialty finance company providing structured credit to small businesses. Richard P. Buckanavage, who was formerly president and chief executive officer of Patriot Capital Funding, Inc., serves as president of Harvest Capital Credit and is joined by longtime colleague Ryan T. Magee. Mr. Buckanavage and Mr. Magee are based in New York.

“Harvest Capital Credit is a dedicated provider of growth and opportunity capital to small businesses located throughout the U.S.,” said Joseph A. Jolson, JMP Group’s chairman and chief executive officer. “Although Harvest Capital Credit will originate transactions independently, it will leverage the infrastructure and capabilities of JMP Credit Advisors and should benefit from relationships and opportunities presented by Harvest Capital Strategies, which has committed an initial equity investment of $10 million and an additional line of credit of up to $30 million.”

“The lingering effects of the financial crisis and current financial market volatility have impeded capital formation in the commercial lending industry,” said Mr. Buckanavage. “The lack of liquidity is most pronounced for small businesses – the very market we seek to serve. We believe that the factors impacting our industry will persist, which should generate a strong pipeline of attractive investment opportunities for our platform.”

Mr. Buckanavage co-founded Patriot Capital Funding, a publicly traded business development company that provided debt financing to lower middle-market corporate borrowers, in 2003 and served as a member of its board of directors, its president and its chief executive officer until its sale in 2009. From 1999 through 2003, he held a variety of positions at GE Capital Corporation, most recently as managing director and head of debt capital markets, overseeing all U.S. debt syndication and private placement activities for the company’s middle-market global sponsor finance and commercial finance business units. From 1995 until 1999, Mr. Buckanavage was a senior vice president at Creditanstalt Corporate Finance, Inc. and a senior investment officer at Creditanstalt Small Business Investment Corporation, where he managed a portfolio of senior secured loans, subordinated debt investments and equity investments in excess of $1.2 billion. He previously held various portfolio management and business development roles in the leveraged finance groups at Bank of America, Fleet Bank and its predecessors.

Mr. Magee was formerly a vice president at Patriot Capital Funding and its successor, Prospect Capital Corporation. At Patriot Capital Funding, he was responsible for originating, structuring, underwriting and monitoring debt and equity investments, helping to manage a portfolio of more than 30 investments valued at nearly $300 million at the time of the company’s sale in December 2009. He previously held a portfolio management role in GE Capital Corporation’s global sponsor finance unit.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the prospect of attractive investment opportunities for Harvest Capital Credit LLC, and the availability of debt financing of up to $30 million. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JMP Group’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011 as well as in the similarly captioned sections of other periodic reports filed by JMP Group under the Exchange Act. The Form 10-K for the year ended December 31, 2010 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com